UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2012

MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

 (Address of Principal Executive Offices)

(303) 396-6100

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) approved 2012 target bonuses for its executive officers, including its principal executive officer, principal financial officer and other named executive officers as follows:

Executive Officer	2012 Target Bonuses (gross)
Brad J. Pyatt	$160,000
John H. Bluher	$130,000
Cory J. Gregory	$130,000
Jeremy R. DeLuca	$130,000
L. Gary Davis	$75,000

Also, on October 18, 2012, the Company entered into amended and restated employment agreements (except for Mr. Davis, which was an initial employment agreement) (collectively, the “Employment Agreements”) with the following executive officers of the Company (collectively, the “Officers”), which include its principal executive officer, principal financial officer and other named executive officers:

Name	Position
Brad J. Pyatt	Chief Executive Officer and President
L. Gary Davis	Chief Financial Officer
John H. Bluher	Executive Vice President – Chief Operating Officer
Jeremy R. DeLuca	Executive Vice President – Chief Marketing Officer
Cory J. Gregory	Executive Vice President

The Employment Agreements were executed based upon a form employment agreement approved by the Committee.

The Employment Agreements are for an initial term ending December 31, 2014. However, the Employment Agreements entered into with Mr. Pyatt and Mr. DeLuca provide for an initial term ending December 31, 2015.

Under the terms of the Employment Agreements, each Officer will receive an annual base salary in the amount set forth below, subject to any increase the Compensation Committee may deem appropriate from time to time.

Name	Annual Base Salary
Brad J. Pyatt	$350,000
L. Gary Davis	$130,000 ($200,000 beginning January 1, 2013)
John H. Bluher	$300,000
Jeremy R. DeLuca	$175,000 ($320,000 beginning January 1, 2013)
Cory J. Gregory	$212,000

In addition, the Officers will be eligible to receive one or more annual cash bonuses and grants of stock options, restricted stock or other equity-related awards from the Company’s various equity compensation plans, as determined by the Compensation Committee.

If the Company’s employment of an Officer terminates due to the Officer’s death or inability to perform, the Employment Agreements provide for payment to the Officer of any unpaid portion of the Officer’s base salary and benefits accrued through the date of death or inability to perform and, at the discretion of the Compensation Committee, a bonus. The Officer or his representatives will also be entitled to receive a reimbursement of up to 12 months of Consolidated Omnibus Reconciliation Act, or COBRA, premiums, if the Officer or his representatives timely elect and remain eligible for COBRA. If the Officer’s employment is terminated due to inability to perform, the Officer will also be entitled to (i) a lump sum payment equal to the greater of (A) the target bonus payable to the Officer for the year in which the date of termination occurs or if no target bonus has been set, the Officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Compensation Committee in its sole discretion; and (ii) a severance payment (payable over six months) equal to six months of the Officer’s base salary in effect as of the date of termination.

If the Officer’s employment is terminated for “cause” or if an Officer terminates his employment without “good reason” (as such terms are defined in the Employment Agreement), the Officer will not be entitled to a severance payment or any other termination benefits. However, the Company will pay the Officer any unpaid portion of the Officer’s base salary and benefits accrued through the date of such termination.

Upon a termination of an Officer’s employment (except for Mr. Pyatt) by the Company without cause and without a change in control or by the Officer for good reason without a change in control, the Employment Agreements provide that such Officer will be entitled to (i) any unpaid portion of the Officer’s base salary and benefits accrued through the date of termination; (ii) an amount payable over three months and equal to the lesser of (A) nine months of the Officer’s base salary in effect as of the date of termination, or (B) the Officer’s base salary remaining under the term of his Employment Agreement; (iii) a lump sum payment equal to 25% of the Officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between January 1 and June 30 or 50% of the Officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between July 1 and December 31; (iv) acceleration of the Officer’s outstanding equity awards, unless otherwise provided in the equity award agreement for a particular equity award; and (v) the Officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the Officer timely elects and remains eligible for COBRA.

Upon a termination of Mr. Pyatt’s employment by the Company without cause and without a change in control or by Mr. Pyatt for good reason without a change in control, Mr. Pyatt’s Employment Agreement provides that he will be entitled to (i) any unpaid portion of his base salary and benefits accrued through the date of termination; (ii) an amount payable over three months and equal to two times his base salary on the date of termination; (iii) a lump sum payment equal to the greater of (A) two times his target bonus for the for the year in which the date of termination occurs or if no target bonus has been set, then two times Mr. Pyatt’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Compensation Committee in its sole discretion; (iv) acceleration of his outstanding equity awards, unless otherwise provided in the equity award agreement for a particular equity award; and (v) he will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if he timely elects and remains eligible for COBRA.

Upon a termination of an Officer’s employment (except for Mr. Pyatt) by the Company without cause and with a change in control or by the Officer for good reason after a change in control, the Employment Agreements provide that such Officer will be entitled to (i) any unpaid portion of the Officer’s base salary and benefits accrued through the date of termination; (ii) a severance payment (payable over 12 months) equal to 12 months of the Officer’s base salary in effect as of the date of termination; (iii) a lump sum payment equal to the greater of (A) 100% of the Officer’s target bonus in the year of termination or if no target bonus has been set, then 100% of the Officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Committee in its sole discretion; (iv) a severance payment of $500,000 (payable within 30 days of the date of termination); (v) acceleration of the Officer’s outstanding equity awards; and (vi) the Officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the Officer timely elects and remains eligible for COBRA.

Upon a termination of Mr. Pyatt’s Employment Agreement by the Company without cause and with a change in control or by Mr. Pyatt for good reason after a change in control, Mr. Pyatt’s Employment Agreement provides that he will be entitled to (i) any unpaid portion of his base salary and benefits accrued through the date of termination; (ii) a severance payment (payable over 12 months) equal to three times his base salary in effect as of the date of termination; (iii) a severance payment of $2 million (payable within 30 days of the date of termination); (v) acceleration of the Officer’s outstanding equity awards; and (vi) he will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if he timely elects and remains eligible for COBRA.

The Employment Agreements also contain customary confidentiality, non-competition and non-solicitation provisions. Under the non-compete provisions, during the term of his Employment Agreement and for a period of six months after termination of employment, the Officer is prohibited from, directly or indirectly, engaging in or becoming interested financially in, as a principal, employee, partner, contractor, shareholder, agent, manager, owner, advisor, lender, guarantor, officer or director, any business that is engaged in the nutritional supplement industry and/or related products, subject to certain exceptions for passive investments.

Additionally, the non-solicitation provisions of the Employment Agreements prohibit the Officer from soliciting for employment any employee of the Company or any person who was an employee of the Company in the 90-day period before such solicitation. This prohibition applies during the Officer’s employment with the Company and for 12 months following the termination of the Officer’s employment.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 18, 2012, between MusclePharm Corporation and Brad J. Pyatt.

10.2	Employment Agreement, dated October 18, 2012, between MusclePharm Corporation and L. Gary Davis.

10.3	Amended and Restated Employment Agreement, dated October 18, 2012, between MusclePharm Corporation and John H. Bluher.

10.4	Amended and Restated Employment Agreement, dated October 18, 2012, between MusclePharm Corporation and Jeremy R. DeLuca.

10.5	Amended and Restated Employment Agreement, dated October 18, 2012, between MusclePharm Corporation and Cory J. Gregory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 24, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President